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Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010
NEWS RELEASE

BARNES GROUP INC. REPORTS
THIRD QUARTER 2013 FINANCIAL RESULTS

▪	Quarterly Net Sales from Continuing Operations of $269 million, up 16%

▪	Quarterly Diluted EPS from Continuing Operations of $0.39, up 30% on a GAAP basis; Up 8% from Last Year’s Adjusted Quarterly Diluted EPS from Continuing Operations of $0.36

▪	2013 EPS from Continuing Operations Guidance Updated to $1.33 to $1.38 per diluted share;
$1.75 to $1.80 on an Adjusted Basis, Up 15% to 18% from 2012

BRISTOL, Conn., October 25, 2013 - Barnes Group Inc. (NYSE: B), an international aerospace and industrial manufacturer and service provider, today reported financial results for the third quarter of 2013. Net sales from continuing operations increased 16% to $269.5 million from $232.5 million in the third quarter of 2012, driven by the sales contribution of the Synventive business and organic sales growth of 5%.
Income from continuing operations for the third quarter was $21.4 million, or $0.39 per diluted share, up 30% from $0.30 in the prior year period. On an adjusted basis, income from continuing operations was up 8% from $0.36 per diluted share a year ago. Last year’s adjusted diluted earnings from continuing operations excluded the impact of $5.1 million pre-tax, or $0.06 per diluted share, of short-term purchase accounting adjustments and transaction costs related to the acquisition of Synventive. A table reconciling the 2012 non-GAAP adjusted results presented in this release to our GAAP results is included at the end of this press release. In the current quarter, income from continuing operations includes an $8.6 million pre-tax inventory valuation charge related to exchange engine parts within the Aerospace repair and overhaul business.
On October 1, 2013 the Company announced it had entered into a definitive agreement to acquire privately held Männer, a leader in high precision mold-making, valve gate hot runner systems, and system solutions for the medical/pharmaceutical, packaging, and personal care/health care industries. The acquisition is anticipated to close on October 31, 2013. Following the closing, Männer will operate as a business unit within Barnes Group’s Industrial Segment.

“During the third quarter we continued to execute our growth strategy of focusing on differentiated products and processes. We announced the pending acquisition of Männer, a recognized brand name and premium supplier of complex, highly-engineered molds and hot runner systems. Männer’s end markets are a good complement to those of our existing industrial businesses” said Patrick J. Dempsey, President and Chief Executive Officer of Barnes Group Inc. “Additionally, we delivered strong performance in our Industrial segment and solid sales growth in our Aerospace OEM business, while our results in the Aerospace aftermarket did not meet our expectations,” continued Dempsey.

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($ millions; except per share data)	Three months ended September 30,					Nine months ended September 30,
Unaudited	2013	2012	Change			2013	2012	Change
Net Sales	$269.5	$232.5	$37.0	15.9%		$800.4	$670.6	$129.9	19.4%
Operating Income	$28.0	$22.5	$5.5	24.7%		$89.1	$72.9	$16.3	22.3%
% of Sales	10.4%	9.7%		0.7	pts.	11.1%	10.9%		0.2	pts.
Income from Continuing Operations	$21.4	$16.0	$5.4	33.4%		$46.0	$53.1	$(7.1)	(13.4)%
Net Income	$20.9	$18.5	$2.4	13.1%		$243.7	$65.5	$178.2	NM
Income from Continuing Operations Per Diluted Share	$0.39	$0.30	$0.09	30.0%		$0.84	$0.97	$(0.13)	(13.4)%
(Loss) income from Discontinued Operations Per Diluted Share	$(0.01)	$0.04	$(0.05)	NM		$3.60	$0.22	$3.38	NM
Net Income Per Diluted Share	$0.38	$0.34	$0.04	11.8%		$4.44	$1.19	$3.25	NM
NM = Not Meaningful

Aerospace

•
Third quarter 2013 sales were $101.7 million, up 3% from $98.4 million in the same period last year. A sales increase in original equipment manufacturing (“OEM”) was partially offset by declines in aftermarket repair and overhaul and spare parts sales.

•
Operating profit of $7.2 million for the third quarter of 2013 was down 49% from the prior year period of $14.1 million. Operating profit benefited from the impact of higher OEM sales and lower employee related costs, offset by an $8.6 million inventory valuation charge related to exchange engine parts within the aftermarket repair and overhaul business, lower aftermarket sales, and higher new product introduction costs to support future growth programs.

Industrial

•
Third quarter 2013 sales were $167.7 million, up 25% from $134.1 million in the same period last year. The increase was driven by Synventive’s sales contribution, organic sales growth of 6%, and favorable foreign exchange of $0.5 million.

•
Operating profit of $20.9 million for the third quarter of 2013 was up $12.5 million from the prior year period driven by the profit contribution of Synventive, the profit impact of higher organic sales, and productivity improvements. During the 2012 period, operating profit was negatively impacted by $5.1 million of short-term purchase accounting adjustments and transaction costs related to the acquisition of Synventive.

Additional Information

•
Interest expense decreased to $2.4 million, down from $3.2 million in the prior year period primarily as a result of lower average borrowings in the current quarter as a portion of the proceeds from the Barnes Distribution North America sale were used to reduce debt.

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•
The Company’s effective tax rate from continuing operations for the third quarter of 2013 was 15.8% compared with 12.7% in the third quarter of 2012 and 13.5% for full year 2012. The effective tax rate increase in the third quarter 2013 versus the full year 2012 rate was mainly due to several discrete foreign tax related items in 2012 and an increase in the Company’s effective tax rate in Sweden, partially offset by a projected change in earnings attributable to higher-taxing jurisdictions.

Updated 2013 Outlook
Barnes Group is updating its 2013 guidance, which excludes the impact of the announced Männer acquisition. The Company now expects 2013 revenue from continuing operations to grow approximately 16% from 2012. Excluding $10.5 million pre-tax of non-recurring costs associated with the Company’s CEO transition recorded in the first quarter, adjusted operating margins are expected to be in the range of 12.5% to 13.0% for 2013. GAAP earnings per diluted share from continuing operations are anticipated to be in the range of $1.33 to $1.38.
Full-Year 2013 adjusted earnings per diluted share from continuing operations are anticipated to be in the range of $1.75 to $1.80, up 15% to 18% from 2012’s adjusted diluted earnings per share from continuing operations of $1.52. Adjusted earnings per share from continuing operations exclude the non-recurring CEO transition costs ($0.12 per share) and the tax charge as a result of the U.S. Tax Court’s unfavorable ruling ($0.30 per share).
As a result of the Tax Court decision, the Company expects cash flows to be negatively impacted by approximately $13 million in the fourth quarter of 2013. Excluding this item and the impact from the sale of BDNA, 2013 adjusted cash conversion is anticipated to be greater than 100% of net income.
Conference Call
Barnes Group Inc. will conduct a conference call with investors to discuss third quarter 2013 results at 8:30 a.m. EDT today, October 25, 2013. A webcast of the live call and an archived replay will be available on the Barnes Group investor relations link at www.BGInc.com. The conference is also available by direct dial at (888) 713-4213 in the U.S. or (617) 213-4865 outside of the U.S. (request the Barnes Group Earnings Call), Participant Code: 22589800.

In addition, the call will be recorded and available for playback beginning at 12:00 p.m. (EDT) on Friday, October 25, 2013 by dialing (617) 801-6888, Passcode: 26282633.

About Barnes Group

Founded in 1857, Barnes Group Inc. (NYSE: B) is an international aerospace and industrial manufacturer and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group’s approximately 3,800 dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, among others: difficulty maintaining relationships with employees, customers, distributors, suppliers, business partners or governmental entities; difficulties leveraging market opportunities; changes in market demand for our products and

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services; rapid technological and market change; the ability to protect intellectual property rights; introduction or development of new products or transfer of work; higher risks in international operations and markets; the impact of intense competition; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission (SEC) by the Company, including, among others, those in the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings. The risks and uncertainties described in our periodic filings with the SEC include, among others, uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including insourcing decisions, material changes, production schedules and volumes of specific programs; any potential adverse effects associated with a U.S. government shutdown; changes in raw material or product prices and availability; integration of acquired businesses; restructuring costs or savings; the continuing impact of prior acquisitions and divestitures and our pending acquisition of Männer and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; the impacts of the U.S. Tax Court's April 16, 2013 decision and any related appeal; the outcome of pending and future legal, governmental, or regulatory proceedings and contingencies; uninsured claims; future repurchases of common stock; future levels of indebtedness; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070

# # #

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2013	2012 (1)	% Change	2013	2012 (1)	% Change
Net sales	$269,491	$232,476	15.9	$800,430	$670,580	19.4

Cost of sales	189,488	170,349	11.2	544,615	483,138	12.7
Selling and administrative expenses	51,972	39,641	31.1	166,679	114,578	45.5
	241,460	209,990	15.0	711,294	597,716	19.0
Operating income	28,031	22,486	24.7	89,136	72,864	22.3

Operating margin	10.4%	9.7%		11.1%	10.9%

Interest expense	2,401	3,243	(26.0)	10,000	8,046	24.3
Other expense (income), net	241	873	(72.4)	1,702	1,787	(4.8)
Income from continuing operations before income taxes	25,389	18,370	38.2	77,434	63,031	22.9
Income taxes	4,008	2,342	71.1	31,426	9,926	NM
Income from continuing operations	21,381	16,028	33.4	46,008	53,105	(13.4)

(Loss) income from discontinued operations, net of income taxes	(476)	2,453	NM	197,696	12,414	NM
Net income	$20,905	$18,481	13.1	$243,704	$65,519	NM
Common dividends	$5,775	$5,403	6.9	$16,495	$16,245	1.5

Per common share:

Basic:
Income from continuing operations	$0.40	$0.30	33.3	$0.86	$0.97	(11.3)
(Loss) income from discontinued operations, net of income taxes	(0.01)	0.04	NM	3.67	0.23	NM
Net income	$0.39	$0.34	14.7	$4.53	$1.20	NM

Diluted:
Income from continuing operations	$0.39	$0.30	30.0	$0.84	$0.97	(13.4)
(Loss) income from discontinued operations, net of income taxes	(0.01)	0.04	NM	3.60	0.22	NM
Net income	$0.38	$0.34	11.8	$4.44	$1.19	NM

Dividends	0.11	0.10	10.0	0.31	0.30	3.3

Weighted average common shares outstanding:
Basic	53,009,720	54,508,387	(2.7)	53,818,950	54,618,636	(1.5)
Diluted	54,304,990	55,098,263	(1.4)	54,854,456	55,234,478	(0.7)
NM - Not Meaningful

Notes:
(1) Results for 2012 have been adjusted on a retrospective basis to reflect the BDNA discontinued operations.

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2013	2012 (1)	% Change		2013	2012 (1)	% Change
Net sales
Aerospace	$101,744	$98,370	3.4		$296,622	$289,391	2.5
Industrial	167,747	134,107	25.1		503,809	381,191	32.2
Intersegment sales	—	(1)	NM		(1)	(2)	50.0
Total net sales	$269,491	$232,476	15.9		$800,430	$670,580	19.4

Operating profit
Aerospace	$7,157	$14,122	(49.3)		$32,730	$39,798	(17.8)
Industrial	20,874	8,364	NM		56,406	33,066	70.6
Total operating profit	$28,031	$22,486	24.7		$89,136	$72,864	22.3

Operating margin			Change				Change
Aerospace	7.0%	14.4%	(740)	bps.	11.0%	13.8%	(280)	bps.
Industrial	12.4%	6.2%	620	bps.	11.2%	8.7%	250	bps.
Total operating margin	10.4%	9.7%	70	bps.	11.1%	10.9%	20	bps.
NM - Not Meaningful

Notes:
(1) Results for 2012 have been adjusted on a retrospective basis to reflect the impact of the BDNA discontinued operations, including a reallocation of corporate overhead expenses, and the segment realignment.

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$230,285	$86,356
Accounts receivable	230,167	253,202
Inventories	179,963	226,220
Deferred income taxes	26,301	33,906
Prepaid expenses and other current assets	16,747	18,856
Total current assets	683,463	618,540

Deferred income taxes	29,523	29,961
Property, plant and equipment, net	224,411	233,097
Goodwill	452,935	579,905
Other intangible assets, net	366,979	383,972
Other assets	21,863	23,121
Total assets	$1,779,174	$1,868,596

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$7,700	$3,795
Accounts payable	92,580	99,037
Accrued liabilities	127,768	96,364
Long-term debt - current	54,833	699
Total current liabilities	282,881	199,895

Long-term debt	285,600	642,119
Accrued retirement benefits	130,190	159,103
Deferred income taxes	48,498	48,707
Other liabilities	15,459	18,654

Total stockholders' equity	1,016,546	800,118
Total liabilities and stockholders' equity	$1,779,174	$1,868,596

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine months ended September 30,
	2013	2012
Operating activities:
Net income	$243,704	$65,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,957	40,190
Amortization of convertible debt discount	1,776	1,641
Gain on disposition of property, plant and equipment	(632)	(214)
Stock compensation expense	16,092	6,564
Withholding taxes paid on stock issuances	(2,045)	(1,123)
(Gain) loss on the sale of businesses	(313,471)	788
Changes in assets and liabilities, net of the effects of acquisitions/divestitures:
Accounts receivable	(11,694)	(12,317)
Inventories	(405)	981
Prepaid expenses and other current assets	(815)	(5,683)
Accounts payable	8,988	2,756
Accrued liabilities	27,784	(4,295)
Deferred income taxes	(6,603)	1,470
Long-term retirement benefits	238	(17,967)
Other	4,700	(1,009)
Net cash provided by operating activities	12,574	77,301

Investing activities:
Proceeds from disposition of property, plant and equipment	895	556
Proceeds from (payments for) the sale of businesses	539,116	(339)
Change in restricted cash	—	4,900
Capital expenditures	(33,799)	(22,923)
Business acquisitions, net of cash acquired	—	(296,717)
Other	(1,901)	(3,013)
Net cash provided (used) by investing activities	504,311	(317,536)

Financing activities:
Net change in other borrowings	3,887	(4,558)
Payments on long-term debt	(482,158)	(78,065)
Proceeds from the issuance of long-term debt	178,000	376,000
Proceeds from the issuance of common stock	10,873	5,630
Common stock repurchases	(68,608)	(19,037)
Dividends paid	(16,495)	(16,245)
Excess tax benefit on stock awards	3,312	1,659
Other	(1,320)	(1,184)
Net cash (used) provided by financing activities	(372,509)	264,200

Effect of exchange rate changes on cash flows	(447)	884
Increase in cash and cash equivalents	143,929	24,849

Cash and cash equivalents at beginning of period	86,356	62,505
Cash and cash equivalents at end of period	$230,285	$87,354

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Nine months ended September 30,
	2013	2012
Free cash flow:
Net cash provided by operating activities	$12,574	$77,301
Capital expenditures	(33,799)	(22,923)
Free cash flow (1)	$(21,225)	$54,378

Free cash flow to net income cash conversion ratio (as adjusted):
Free cash flow (from above)
Income tax payments related to the gain on the sale of BDNA	$(21,225)	$54,378
Free cash flow (as adjusted)(2)	95,714	—
	74,489	54,378

Net income	243,704	65,519
Gain on the sale of BDNA, net of income taxes	(194,417)	—
April 2013 tax court decision	16,388	—
Net income (as adjusted)(2)	$65,675	$65,519

Free cash flow to net income cash conversion ratio (as adjusted)(2)	113%	83%

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. In 2013, net cash provided by operating activities is negatively impacted by $95.7 million of income tax payments related to the gain on the sale of BDNA. The proceeds from the sale are reflected in investing activities. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

(2) For the purpose of calculating the cash conversion ratio, the Company has excluded the income tax payments related to the gain on the sale of BDNA made during the nine months ended September 30, 2013 from free cash flow and the gain on the sale of BDNA and the tax charge associated with the April 2013 tax court decision from net income.

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BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2013	2012 (1)	% Change		2013	2012 (1)	% Change
SEGMENT RESULTS
Operating Profit - Aerospace Segment (GAAP)	$7,157	$14,122	(49.3)		$32,730	$39,798	(17.8)
CEO transition costs	—	—			3,903	—
Operating Profit - Aerospace Segment as adjusted (Non-GAAP) (2)	$7,157	$14,122	(49.3)		$36,633	$39,798	(8.0)

Operating Margin - Aerospace Segment (GAAP)	7.0%	14.4%	(740)	bps.	11.0%	13.8%	(280)	bps.
Operating Margin - Aerospace Segment as adjusted (Non-GAAP) (2)	7.0%	14.4%	(740)	bps.	12.4%	13.8%	(140)	bps.

Operating Profit - Industrial Segment (GAAP)	$20,874	$8,364	NM		$56,406	$33,066	70.6
Synventive short-term purchase accounting adjustments	—	4,212			—	4,212
Synventive acquisition transaction costs	—	909			—	909
CEO transition costs	—	—			6,589	—
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (2)	$20,874	$13,485	54.8		$62,995	$38,187	65.0

Operating Margin - Industrial Segment (GAAP)	12.4%	6.2%	620	bps.	11.2%	8.7%	250	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (2)	12.4%	10.1%	230	bps.	12.5%	10.0%	250	bps.

CONSOLIDATED RESULTS
Operating Income (GAAP)	$28,031	$22,486	24.7		$89,136	$72,864	22.3
Synventive short-term purchase accounting adjustments	—	4,212			—	4,212
Synventive acquisition transaction costs	—	909			—	909
CEO transition costs	—	—			10,492	—
Operating Income as adjusted (Non-GAAP) (2)	$28,031	$27,607	1.5		$99,628	$77,985	27.8

Operating Margin (GAAP)	10.4%	9.7%	70	bps.	11.1%	10.9%	20	bps.
Operating Margin as adjusted (Non-GAAP) (2)	10.4%	11.9%	(150)	bps.	12.4%	11.6%	80	bps.

Diluted Income from Continuing Operations per Share (GAAP)	$0.39	$0.30	30.0		$0.84	$0.97	(13.4)
Synventive short-term purchase accounting adjustments	—	0.05			—	0.05
Synventive acquisition transaction costs	—	0.01			—	0.01
CEO transition costs	—	—			0.12	—
April 2013 tax court decision	—	—			0.30	—
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (2)	$0.39	$0.36	8.3		$1.26	$1.03	22.3

	Full-Year 2012 (1)		Full-Year 2013 Outlook(3)
Diluted Income from Continuing Operations per Share (GAAP)	$1.44		$1.33	to	$1.38
Synventive short-term purchase accounting adjustments	0.07			—
Synventive acquisition transaction costs	0.01			—
CEO transition costs	—			0.12
April 2013 tax court decision	—			0.30
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (2)	$1.52		$1.75		$1.80

Notes:
(1) Results for 2012 have been adjusted on a retrospective basis to reflect the impact of the BDNA discontinued operations, including a reallocation of corporate overhead expenses, and the segment realignment.

(2) The Company has excluded short-term purchase accounting adjustments and transaction costs related to its Synventive acquisition in 2012 and CEO transition costs associated with the modification of outstanding equity awards and the tax charge associated with the April 2013 tax court decision in 2013 from its "as adjusted" financial measurements. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.

(3) Barnes Group's Full-Year 2013 Outlook excludes the impact of the announced Männer acquisition.